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                                JOINT REPORT AGREEMENT


          In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

          1. Such party is eligible to file a statement on Schedule 13G pertaining to the common stock, no par value, of SM&A Corporation to which this agreement is an exhibit.

          2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

          3. Such party agrees that such statement is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

          This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated:    February 12, 1999


RLH SM&A

By:  Riordan, Lewis & Haden
     General Partner


     By:
         -----------------------------------
          J. Christopher Lewis
          General Partner


RIORDAN, LEWIS & HADEN


By:
     ---------------------------------------
     J. Christopher Lewis
     General Partner


THE RB TRUST DATED JUNE 23, 1993


By:
     ---------------------------------------
     J. Christopher Lewis
     Trustee


--------------------------------------------
J. Christopher Lewis



--------------------------------------------
Patrick C. Haden



                                    EXHIBIT 1